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                                                                    EXHIBIT 99.2


                          CONSENT OF WALTER L. WEISMAN


     I consent to the use of my name as a Director Nominee in the section "Management" in the Registration Statement to be filed by Maguire Properties, Inc. on Form S-11 and the related Prospectus and any amendments thereto.


Dated: 11/6, 2002


                                             WALTER L. WEISMAN


                                             /s/ WALTER L. WEISMAN
                                             ---------------------
                                             Walter L. Weisman